As filed with the Securities and Exchange Commission on June 2, 2016

Registration No. 333- 184156

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WASTE MANAGEMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	73-1309529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1001 Fannin Street

Houston, Texas 77002

(713) 512-6200

(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

WASTE MANAGEMENT RETIREMENT SAVINGS PLAN

(Full titles of the Plan)

Barry H. Caldwell

Waste Management, Inc.

1001 Fannin Street

Houston, Texas 77002

(713) 512-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT

Waste Management, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to reflect a change in the full title of the Plans to which it applies. Effective September 23, 2015, the Waste Management Retirement Savings Plan for Bargaining Unit Employees previously included on this Registration Statement was merged into the Waste Management Retirement Savings Plan. Accordingly, the Registrant has removed the Waste Management Retirement Savings Plan for Bargaining Unit Employees from the cover of this Registration Statement. As a result, no shares of Common Stock of the Registrant remain available for issuance pursuant to the Waste Management Retirement Savings Plan for Bargaining Unit Employees, and all remaining shares previously registered for issuance on the Form S-8 Registration Statement No. 333-184156 may only be issued pursuant to the Waste Management Retirement Savings Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 2nd day of June, 2016.

WASTE MANAGEMENT, INC.

By:	/s/ David P. Steiner
David P. Steiner President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 2nd day of June, 2016.

Signature	Title

/s/ David P. Steiner David P. Steiner	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James C. Fish, Jr. James C. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Don P. Carpenter Don P. Carpenter	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Bradbury H. Anderson	Director

/s/ Frank M. Clark, Jr. Frank M. Clark, Jr.	Director

/s/ Andrés R. Gluski Andrés R. Gluski	Director

/s/ Patrick W. Gross Patrick W. Gross	Director

/s/ Victoria M. Holt Victoria M. Holt	Director

/s/ Kathleen M. Mazzarella Kathleen M. Mazzarella	Director

/s/ John C. Pope John C. Pope	Director

/s/ W. Robert Reum W. Robert Reum	Chairman of the Board and Director

/s/ Thomas H. Weidemeyer Thomas H. Weidemeyer	Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Waste Management Employee Benefit Plans has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 2nd day of June, 2016.

WASTE MANAGEMENT RETIREMENT SAVINGS PLAN By: Administrative Committee of the Waste Management Employee Benefit Plans

/s/ Gordon Blasius
Gordon Blasius Vice President – Compensation and Benefits Waste Management, Inc. Member – Administrative Committee of the Waste Management Employee Benefit Plans